UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 2, 2019  (September 30, 2019)

HALLADOR ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Item 1.01       Entry into a Material Definitive Agreement

On Monday, September 30, 2019, we executed an amendment to our credit agreement with PNC, administrative agent for our lenders.  The primary purposes of the amendment are to extend the maturity by 16 months to September 2023 and to modify the pricing to reduce the interest rate by 0.50% over the remainder of the term.

The interest rate per the amendment ranges from LIBOR plus 2.25% to LIBOR plus 4.00%, depending on our leverage ratio. We expect the interest rate to be LIBOR plus 3.00% for the remainder of 2019.

The maximum leverage ratio (total funded debt / trailing 12 months adjusted EBITDA) is as follows:

Fiscal Periods Ending	Ratio
June 30, 2019 and September 30, 2019	3.25X
December 31, 2019 through September 30, 2020	3.00X
December 31, 2020 through September 30, 2021	2.75X
December 31, 2021 and each fiscal quarter thereafter	2.50X

The debt service coverage ratio  (trailing 12 months adjusted EBITDA / annual debt service) was not changed and requires a minimum of 1.25X through the maturity of the credit facility.

In addition, a maximum annual capex of $35 million is included.

A copy of the credit agreement will be filed as an exhibit to our Form 10-Q for the quarter ended September 30, 2019.

Item 9.01       Exhibits

99.1	Press Release “HALLADOR ENERGY EXTENDS TERM AND LOWERS INTEREST RATE ON 4-YEAR, $238 MILLION CREDIT FACILITY” dated October 2, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2019	HALLADOR ENERGY COMPANY By: /s/LAWRENCE D. MARTIN Lawrence D. Martin, CFO